Exhibit 10.1

FOURTH AMENDMENT TO LOAN AND SECURITY AGREEMENT

THIS FOURTH AMENDMENT TO LOAN AND SECURITY AGREEMENT (the "Fourth Amendment"), made and entered into as of the 18th day of February, 2005, by and among Streicher Mobile Fueling, Inc., a Florida corporation (hereinafter referred to as "Original Borrower"), SMF Services, Inc., a Delaware corporation (hereinafter referred to as "New Borrower" and, collectively with Original Borrower, as "Borrower") and Wachovia Bank, National Association, successor by merger to Congress Financial Corporation (Florida) (hereinafter referred to as "Lender").

R E C I T A L S:

A.  On September 26, 2002, Original Borrower and Lender entered into a Loan and Security Agreement (the "Agreement"), establishing a revolving line of credit (the "Revolving Loans") by Lender in favor of Original Borrower.

B.  Original Borrower and Lender executed a Consent and First Amendment to Loan and Security Agreement dated as of March 31, 2003 (the "First Amendment"), consenting to certain subordinated debt of Original Borrower and modifying certain defined terms in the Agreement.

C.  Original Borrower and Lender executed a Second Amendment to Loan and Security Agreement dated as of August 29, 2003 (the “Second Amendment”), (1) permitting Original Borrower to incur certain additional secured Indebtedness, and (2) releasing Lender's security interest in the patents (including the related trade names utilized in such patents) constituting a portion of the Collateral, subject to the terms and conditions stated therein.

D.  Original Borrower and Lender executed a Third Amendment to Loan and Security Agreement dated as of August 30, 2003 (the "Third Amendment"), modifying certain terms of the Agreement in order to reflect that the amount of the additional secured Indebtedness contemplated by the Second Amendment exceeded the actual amount thereof.

E.  Original Borrower has formed New Borrower as its wholly-owned subsidiary, and New Borrower and Original Borrower, respectively, are incurring certain unsecured and additional secured Indebtedness in order to finance New Borrower's purchase of certain assets from Shank C&E Investments, L.L.C., a Delaware limited liability company (the "Acquisition Financing").

F.  Borrower and Streicher Realty, Inc., a Florida corporation, have requested that Lender add New Borrower as an additional borrower under the Revolving Loans, extend the term of the Agreement and modify certain covenants of the Agreement in order to adjust specified amounts for the Acquisition Financing, and Lender is agreeable to same, subject to the terms and conditions hereinafter set forth.

NOW THEREFORE, in consideration of the mutual covenants of the parties hereto, and for other good and valuable consideration, it is agreed as follows:

1.  The foregoing statements are true and correct and are incorporated herein as if set forth in full.

2.  Unless otherwise defined herein, all terms used herein shall have the definitions specified in the Agreement, as modified by the First Amendment, the Second Amendment, and the Third Amendment; all references hereinafter made to the Agreement to include the modifications thereto effectuated pursuant to the First Amendment, the Second Amendment, and the Third Amendment.

3.  Borrower confirms and acknowledges that, as of the date hereof, the balance due Lender under the Revolving Loans as of the close of business on February 17, 2005 was the principal amount of $4,920,223.61 plus accrued interest since the date last paid, all free and clear of any defense, set-off or counterclaim.

4.  The Agreement is hereby modified as follows (all references to Sections and Subsections being the applicable Sections and Subsections of the Agreement):

(a)	The term "Borrower" shall hereafter refer to Original Borrower and New Borrower, as co-borrowers (each a "Co-Borrower").

(b)	Section 1.3 is deleted in its entirety.

(c)	Section 1.34 shall hereafter additionally reference and include the Information Certificate of New Borrower dated February 18, 2005.

(d)	In Section 1.37, the amount "one and three-quarters (1.75%) percent per annum" is substituted in lieu of the words "the Applicable Margin."

(e)	Section 1.64 is amended and restated in its entirety to read as follows:

"Vehicles" shall mean motor vehicles, trailers, rolling stock and direct attachments thereto.

(f)	The following defined terms and definitions are added to Section 1:

1.68 "Average Excess Availability" shall mean, at any time, the daily average of the aggregate Excess Availability for the most recently ended calendar month as calculated by Lender in good faith.

1.69 “Excluded Assets” shall mean (i) the Vehicles of New Borrower acquired from Shank C&E Investments, L.L.C. (“Shank”) on February 18, 2005 and securing the January 2005 Indebtedness (hereinafter defined), including future additions, parts, accessories, attachments, substitutions, repairs, related intangibles and improvements and replacements to or of any such Vehicle, (ii) the Equipment of New Borrower acquired from Shank on February 18, 2005 and securing the January 2005 Indebtedness, including future additions, parts, accessories, attachments, substitutions, repairs, related intangibles and improvements and replacements to or of any such Equipment, and (iii) the intangible assets of New Borrower acquired from Shank on February 18, 2005, securing the January 2005 Indebtedness and listed on Schedule A hereto.

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(g)	In Section 3.4, effective as of September 26, 2005, the amount "one quarter of one (.25%) percent" is substituted in lieu of the amount "three quarters of one (.75%) percent."

(h)	In order to secure the Obligations, New Borrower grants to Lender the security interest in Collateral pursuant to Section 5.1; provided, however, that the words "of Original Borrower and the Excluded Assets" are added to the fourth line thereof, immediately following the word "Vehicles."

(i)	Section 9.9(h), reading as follows, is added immediately after Section 9.9(g):

(h) Indebtedness of Borrower evidenced by the 10% Senior Secured Notes due January 24, 2010, dated as of January 25, 2005 in the aggregate principal amount of $6,100,000 (the "January 2005 Indebtedness") and secured by a security interest in the Excluded Assets, all pursuant to documentation containing terms satisfactorily subordinating such Indebtedness to the Obligations and otherwise acceptable to Lender

(j)	Section 9.17 is amended and restated in its entirety to read as follows:

9.17 Effective Book Net Worth. Borrower shall, during each calendar month in which the Average Excess Availability is less than $1,000,000 and at all times following the occurrence of an Event of Default (which has not been cured with the written consent of Lender), maintain Effective Book Net Worth of not less than $19,937,185.60 (subject to "adjustment" as provided in the $1,912,185.60 Promissory Note dated February 18, 2005 made by New Borrower to Shank).

(k)	In Section 9.19, the rate for per diem charges is increased from $750 to $800, and the aggregate per annum maximum for such charges is increased from $12,000.00 to $20,000.00, which maximum amount shall not include Lender's fees and expenses incurred in connection with its due diligence examination of Shank's accounts receivable (the "Due Diligence Charges") prior to the Shank Purchase (hereinafter defined).

(l)	Section 9.21 is amended and restated in its entirety to read as follows:

9.21 Fixed Charge Coverage Ratio. Borrower shall not, as of each quarter end, on a cumulative basis for that fiscal year, permit the ratio of (a) EBITDA to (b) Fixed Charges to be less than 1.1 to 1.0.

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(m)	In Section 12.1, (1) the "Renewal Date" in subsection (a) is extended to the date four (4) years from the date of the Agreement, and (2) subsection (c), reading as follows, is inserted immediately following subsection (b):

(c) If for any reason (other than Borrower's refinancing of the Obligations with Lender) this Agreement is terminated after September 25, 2005 but prior to the end of the then current term or renewal term of this Agreement, in view of the impracticality and extreme difficulty of ascertaining actual damages and by mutual agreement of the parties as to a reasonable calculation of Lender's lost profits as a result thereof, Borrower agrees to pay to Lender, upon the effective date of such termination, an early termination fee in the amount of one-half of one (.5%) percent of the Maximum Credit.

Such early termination fee shall be presumed to be the amount of damages sustained by Lender as a result of such early termination and Borrower agrees that it is reasonable under the circumstances currently existing. In addition, Lender shall be entitled to such early termination fee upon the occurrence of any Event of Default described in Sections 10.1(g) and 10.1(h) hereof, even if Lender does not exercise its right to terminate this Agreement, but elects, at its option, to provide financing to Borrower or permit the use of cash collateral under the United States Bankruptcy Code. The early termination fee provided for in this Section 12.1 shall be deemed included in the Obligations.

(n)	Section 12.8, reading as follows, is added immediately after Section 12.7:

12.8. Joint and Several Liability. References herein to "Borrower" shall be read as "each Co-Borrower", "all Co-Borrowers", or "any or all Co-Borrowers", jointly and severally, whichever reading maximizes Lender's rights and the Co-Borrowers' obligations under this Agreement. All Co-Borrowers' Obligations hereunder shall be joint and several.

(o)	Schedule A attached hereto is added to the Agreement.

5.  Each and every reference to the Agreement in the other Financing Agreements shall be deemed to refer to the Agreement, as modified by this Fourth Amendment.

6.  The effectiveness of this Fourth Amendment is subject to satisfactory compliance with conditions precedent requiring that Lender shall have received:

(a)	copies of the final executed documents (i) evidencing and securing the 10% Senior Secured Notes due January 24, 2010, and (ii) pertaining to New Borrower's purchase of assets from Shank (the "Shank Purchase"), including, without limitation, the subordination agreement in Lender's favor with respect to New Borrower's Indebtedness to Shank, all in form and substance satisfactory to Lender;

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(b)	satisfactory results of all Lender's due diligence with respect to the accounts receivable being purchased as a part of the Shank Purchase;

(c)	evidence, in form and substance satisfactory to Lender, that Lender has valid perfected and first priority security interests in and liens upon the Collateral furnished by New Borrower;

(d)	all requisite corporate action and proceedings in connection with this Fourth Amendment and the other Financing Agreements shall be satisfactory in form and substance to Lender, and Lender shall have received all information and copies of all documents, including records of requisite corporate action and proceedings which Lender may have requested in connection therewith, such documents where requested by Lender or its counsel to be certified by appropriate officers or governmental authorities;

(e)	Lender shall have received, in form and substance satisfactory to Lender, all consents, waivers, acknowledgments and other agreements from third persons which Lender may deem necessary or desirable in order to permit, protect and perfect its security interests in and liens upon the Collateral furnished by New Borrower or to effectuate the provisions or purposes of the Agreement and the other Financing Agreements, including, within thirty (30) days following the date of this Fourth Amendment, acknowledgments by lessors, mortgagees and warehousemen of Lender’s security interests in the Collateral, waivers by such persons of any security interests, liens or other claims by such persons to the Collateral and agreements permitting Lender access to, and the right to remain on, the premises to exercise its rights and remedies and otherwise deal with the Collateral;

(f)	Lender shall have received evidence of insurance and loss payee endorsements required under the Agreement and under the other Financing Agreements, in form and substance satisfactory to Lender, and certificates of insurance policies and/or endorse-ments naming Lender as loss payee;

(g)	an executed guarantee agreement from Streicher Realty, Inc. for the Obligations, in form and substance acceptable to Lender;

(h)	current certificates of good standing for New Borrower from the Secretaries of State of Delaware and Texas;

(i)	current Certificate of Incorporation and certified By-laws for New Borrower;

(j)	the written opinion of counsel for New Borrower, in form and substance acceptable to Lender; and

(k)	such additional documents, instruments and agreements as are required hereunder as well as those which Lender or its counsel may reasonably request.

7. As partial consideration for Lender adding New Borrower as a co-borrower under the Revolving Loans, and amending the Agreement as provided above, Lender has fully earned a nonrefundable facility fee in the amount of Twenty Thousand Dollars ($20,000) which shall be paid to Lender simultaneously with the execution of this Fourth Amendment, irrespective of any actual further funding under the Revolving Loans.

8. Borrower represents and warrants to Lender that, except as has been otherwise disclosed to Lender in writing, the representations and warranties contained in the Agreement and all related loan documentation are true and correct on and as of the date hereof (with the same force and effect as if made on and as of the date hereof, other than representations and warranties made as of a specific date which shall be deemed made as of such date) and with respect to this Fourth Amendment and the related documentation referenced herein, and that no Default or Event of Default shall have occurred and be continuing. Specifically, Original Borrower represents and warrants that its Articles of Incorporation and Bylaws, certified on September 26, 2002 were not amended on or subsequent to their aforesaid certification date, other than the July 23, 2003 amendment to Articles of Incorporation increasing the number of authorized shares of common stock from 20,000,000 to 50,000,000 shares.

9. Borrower acknowledges and confirms that all Collateral furnished in connection with the Agreement, except patents, continue to secure the Obligations and indebtedness thereunder, as hereby modified.

10. Borrower and Obligor each hereby release and forever discharge Lender and each and every one of its directors, officers, employees, representatives, legal counsel, agents, parents, subsidiaries and affiliates, and persons employed or engaged by them, whether past or present (hereinafter collectively referred to as the "Lender Releasees"), of and from all actions, agreements, damages, judgments, claims, counterclaims, and demands whatsoever, liquidated or unliquidated, contingent or fixed, determined or undetermined, at law or in equity, which Borrower or Obligor, had, now has, or may have against the Lender Releasees, or any of them, for, upon or by reason of any matter, cause or thing whatsoever to the date of this Fourth Amendment, whether arising out of, related to or pertaining to the Obligations, the Financing Agreements, or otherwise, including, without limitation, the negotiation, closing, administration, and funding of the Obligations or the Financing Agreements. Borrower and Obligor each acknowledges that this provision is a material inducement for Lender entering into this Fourth Amendment and this provision shall survive payment in full of all Obligations and termination of all Financing Agreements.

11. Borrower shall pay all out-of-pocket expenses incurred by Lender in connection with the preparation for and closing of the transaction contemplated under this Fourth Amendment, including, without limitation, the fees and expenses of special counsel for Lender and the Due Diligence Charges. In addition, Borrower shall pay any and all taxes (together with interest and penalties, if any, applicable thereto) and fees, including, without limitation, documentary stamp taxes, now or hereafter required in connection with the execution and delivery of the Agreement, as hereby amended, and all related documents, instruments and agreements.

12. Except as expressly modified herein, all terms and provisions of the Agreement, and all other documents, instruments and agreements executed and/or delivered in connection with the Agreement, shall remain unchanged and in full force and effect; provided, however, in the event of any inconsistency, incongruity or conflict between the terms of the Agreement and the terms of this Fourth Amendment, the terms of this Fourth Amendment shall govern and control. No consent of Lender hereunder shall operate as a waiver or continuing consent with respect to any instance or event other than those specified herein. Neither this Fourth Amendment nor any earlier waiver or amendment of the Agreement will constitute a novation or have the effect of discharging any liability or obligation evidenced by the Agreement or any related document. This Fourth Amendment shall not be deemed to prejudice any rights or remedies which Lender may now have or may have in the future under or in connection with the Agreement or the Financing Agreements or any of the instruments or agreements referred to therein, as the same may be amended, restated or otherwise modified. This Fourth Amendment is part of the Agreement and constitutes a Financing Agreement thereunder.

13. All covenants, agreements, representations and warranties contained herein shall be binding upon and inure to the benefit of the parties hereto, their respective successors and assigns, except that Borrower shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of Lender.

14. This Fourth Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which, when so executed, shall be deemed to be an original and shall be binding upon all parties, their successors and assigns, and all of which taken together shall constitute one and the same agreement.

15. This Fourth Amendment shall be governed by, and construed and interpreted in accordance with, the laws of the State of Florida, without giving effect to its conflict of law principles.

16. LENDER, BORROWER AND OBLIGOR EACH HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHT THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS FOURTH AMENDMENT OR THE AGREEMENT AND ANY AGREEMENT, DOCUMENT OR INSTRUMENT EXECUTED IN CONJUNCTION HEREWITH, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF ANY PARTY HERETO. THIS PROVISION IS A MATERIAL INDUCEMENT FOR LENDER ENTERING INTO THIS FOURTH AMENDMENT.

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IN WITNESS WHEREOF, the parties hereto have executed this Fourth Amendment the day and year first above written.

BORROWER:

STREICHER MOBILE FUELING, INC., a Florida corporation

By: /s/ Richard E. Gathright

Name: Richard E. Gathright

Title: President & CEO

SMF SERVICES, INC., a Delaware corporation

By: /s/Richard E. Gathright

Name: Richard E. Gathright

Title: President & CEO

WACHOVIA BANK, NATIONAL
ASSOCIATION, SUCCESSOR BY MERGER TO
CONGRESS FINANCIAL CORPORATION
(FLORIDA)

By: /s/ Pat Cloninger

Name: Pat Cloninger

Title: Vice President